Exhibit 99.1

FOR IMMEDIATE RELEASE

ZOLTEK REPORTS STRONG GROWTH IN FIRST QUARTER
REVENUES AND EARNINGS

ST. LOUIS, MISSOURI —  February 2, 2012  — Zoltek Companies, Inc. (Nasdaq: ZOLT) today reported financial results for the first quarter of its 2012 fiscal year.

Zoltek’s net revenues for the quarter ended December 31, 2011, totaled $47.0 million, compared to $32.9 million in the first quarter of fiscal 2011, an increase of 43.2%.  On a sequential quarter basis, net sales for the latest quarter increased $3.9 million, or 9.1%, from the fourth quarter of fiscal 2011.

Zoltek reported net income of $9.7 million ($0.28 per share) in this year’s first quarter, compared to a net loss of $1.6 million ($0.05 per share) in the first quarter of fiscal 2011.  The Company’s operating income was $8.2 million in the first quarter of fiscal 2012, compared to an operating loss of $1.2 million in the previous year’s first quarter.  Zoltek reported operating income of $1.0 million in the fourth quarter of fiscal 2011.

“We are pleased to report strong gains on both the top and bottom lines in the first quarter and continuation of the momentum we experienced in the fourth quarter of fiscal 2011,” said Zsolt Rumy, Zoltek’s Chairman and Chief Executive Officer.  “Our performance resulted from several internal and external factors. Our net revenues were up almost a third, despite the drag on our reported sales from the decline in the value of the Euro during the quarter, reflecting our expanded customer base in the wind energy business and increased sales of composite intermediate products. Our margins were positively impacted by a more profitable product mix, higher utilization of our production capacity, better operational performance, lower raw material costs and the decline in the values of the Hungarian Forint and Mexican Peso. We believe our first quarter results evidence that our carbon fiber business is on a path to increase significantly this year.”

Rumy indicated that this quarter’s performance was a step toward achieving Zoltek’s goal to reach a $500 million revenue run rate in the next three years. “Wind turbine applications continue to represent the most significant near-term revenue growth potential.  Zoltek is by far the leading supplier of carbon fibers used in the most advanced wind turbines – producing up to 5 megawatts of electricity annually,” Rumy said. “We estimate that this large turbine segment of wind energy generation will increase at an annual rate of 15-25% for the next decade or more. These positive market fundamentals should enable us to maintain and build upon our leadership position as the primary supplier of carbon fiber to producers of wind turbines.”

Zoltek believes that the prospects globally for wind energy will continue to be positive since it is the only clean zero CO₂ emission renewable energy source that is cost-competitive with fossil fuels. Moreover, carbon fiber is the only material that delivers the necessary stiffness and strength per pound of weight to ensure the structural integrity of the super-long blades that power these turbines.

Zoltek Reports Strong Growth In First Quarter Revenues And Earnings

February 2, 2012

Zoltek’s Annual Shareholders Meeting will be held at the Hilton St. Louis Frontenac Hotel at 10:00am-CT on Friday, February 3rd.  Zoltek will host a conference call to review its first quarter results and answer questions on Monday, February 6, 2012 at 10:00 am CT.  The conference dial-in number is (800) 753-9188.  The confirmation code is 7446504.  Individuals who wish to participate should dial in 5 to 10 minutes prior to the scheduled start time. This conference call will also be webcast on Zoltek’s website ― www.zoltek.com ― under “Investor Relations.”  The webcast replay will be available on the website several hours after the call.

For further information contact:
Zsolt Rumy, Chairman and CEO
3101 McKelvey Road
St. Louis, MO 63044
(314) 291-5110

This press release contains certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “expect,” “believe,” “goal,” “plan,”  “intend,” “estimate,” and similar expressions and variations thereof are intended to specifically identify forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of us, our directors and officers with respect to, among other things: (1) our financial prospects; (2) our growth strategy and operating strategy, including our focus on facilitating acceleration of the introduction and development of mass market applications for carbon fibers; and (3) our current and expected future revenue.

This press release also contains statements that are based on the current expectations of our company. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. The factors that might cause such differences include, among others, our ability to: (1) successfully adapt to recessionary conditions in the global economy and substantial volatility in order rates from our wind energy customers; (2) penetrate existing, identified and emerging markets, including entering into new supply agreements with large volume customers; (3) continue to improve efficiency at our manufacturing facilities on a timely and cost-effective basis to meet current order levels of carbon fibers; (4) successfully add new planned capacity for the production of carbon fiber, prepregs and precursor raw materials and meet our obligations under long-term supply agreements; (5) operate profitably; (6) increase or maintain our borrowing at acceptable costs; (7) manage changes in customers’ forecasted requirements for our products; (8) continue investing in application and market development for a range of applications; (9) manufacture low-cost carbon fibers and profitably market them despite fluctuations in raw material and energy costs; (10) successfully operate our Mexican facility to produce acrylic fiber precursor and carbon fibers; (11) successfully continue operations at our Hungarian facility if natural gas supply disruptions occur; (12) successfully prosecute patent litigation; (13) successfully facilitate adoption of our carbon fibers by the auto industry for use in high-volume applications; (14) establish prepreg capacity; and (15) manage the risks identified under "Risk Factors" in our filings with the SEC.  Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements.

ZOLTEK COMPANIES, INC.
SUMMARY FINANCIAL RESULTS
(Amounts in thousands, except share and per share data)
(Unaudited)

	Three Months Ended
	December 31,	September 30,
	2011	2011
Net sales	$47,046	$43,132
Cost of sales	33,868	36,404
Gross profit	13,178	6,728
Application and development costs	1,695	2,183
Selling, general and administrative expenses	3,277	3,532
Operating income	8,206	1,013
Interest expense, net	(34)	(49)
Gain on foreign currency transactions	2,169	3,457
Other expense, net	(184)	(130)
(Loss) gain on liabilities carried at fair value	(10)	634
Income from operations before income taxes	10,147	4,925
Income tax expense	444	370
Net income	$9,703	$4,555

Basic income per share	$0.28	$0.14
Diluted income per share	$0.28	$0.14

Weighted average common shares outstanding - basic	34,368,192	34,368,192
Weighted average common shares outstanding - diluted	34,391,084	34,384,252

ZOLTEK COMPANIES, INC.
SUMMARY FINANCIAL RESULTS
(Amounts in thousands, except share and per share data)
(Unaudited)

	Three Months Ended
	December 31,
	2011	2010
Net sales	$47,046	$32,862
Cost of sales	33,868	28,788
Gross profit	13,178	4,074
Application and development costs	1,695	1,971
Selling, general and administrative expenses	3,277	3,298
Operating income (loss)	8,206	(1,195)
Interest expense, net	(34)	(39)
Gain on foreign currency transactions	2,169	426
Other expense, net	(184)	(213)
Loss on derivative liabilities	(10)	(256)
Income (loss) from operations before income taxes	10,147	(1,277)
Income tax expense	444	284
Net income (loss)	$9,703	$(1,561)

Basic income (loss) per share	$0.28	$(0.05)
Diluted income (loss) per share	$0.28	$(0.05)

Weighted average common shares outstanding - basic	34,368,192	34,389,442
Weighted average common shares outstanding - diluted	34,391,084	34,389,442

ZOLTEK COMPANIES, INC.
CONSOLIDATED BALANCE SHEET
(Amounts in thousands, except share and per share data)

	(Unaudited)
	December 31,	September 30,
	2011	2011
Assets
Current assets:
Cash and cash equivalents	$11,069	$16,980
Accounts receivable, less allowance for doubtful accounts of $106 and $110, respectively	33,107	30,350
Inventories, net	52,920	47,882
VAT receivable	4,890	5,970
Other current assets	3,629	5,968
Total current assets	105,615	107,150
Property and equipment, net	206,812	215,083
Other assets	48	63
Total assets	$312,475	$322,296

Liabilities and Shareholders' Equity
Current liabilities:
Borrowings under credit lines	$5,637	$8,394
Trade accounts payable	12,701	13,643
Accrued expenses and other liabilities	8,684	7,925
Construction payables	1,675	1,027
Total current liabilities	28,697	30,989
Hungarian grant - allowance against future depreciation	6,741	7,765
Deferred tax liabilities	1,753	1,855
Liabilities carried at fair value	-	140
Total liabilities	37,191	40,749
Commitments and contingencies
Shareholders' equity:
Preferred stock, $.01 par value, 1,000,000 shares authorized, no shares issued and outstanding	-	-
Common stock, $.01 par value, 50,000,000 shares authorized, 34,368,192 shares issued and outstanding at December 31, 2011 and September 30, 2011	344	344
Additional paid-in capital	480,953	480,893
Accumulated other comprehensive loss	(57,575)	(41,549)
Accumulated deficit	(148,438)	(158,141)
Total shareholders' equity	275,284	281,547
Total liabilities and shareholders' equity	$312,475	$322,296

ZOLTEK COMPANIES, INC.
OPERATING SEGMENTS SUMMARY
(Amounts in thousands)
(Unaudited)

	Three Months Ended December 31, 2011
	Carbon	Technical	Corporate/
	Fibers	Fibers	Other	Total
Net sales	$37,679	$8,834	$533	$47,046
Cost of sales	27,661	5,729	478	33,868
Gross profit	10,018	3,105	55	13,178
Operating income (loss)	8,318	2,749	(2,861)	8,206
Depreciation	3,986	322	117	4,425
Capital expenditures	6,610	207	212	7,029

	Three Months Ended December 31, 2010
	Carbon	Technical	Corporate/
	Fibers	Fibers	Other	Total
Net sales	$25,067	$7,302	$493	$32,862
Cost of sales	22,566	5,984	238	28,788
Gross profit	2,501	1,318	255	4,074
Operating income (loss)	740	1,150	(3,085)	(1,195)
Depreciation	3,294	347	549	4,190
Capital expenditures	778	149	258	1,185

	Total Assets
	Carbon	Technical	Corporate/
	Fibers	Fibers	Other	Total
December 31, 2011	$269,393	$27,680	$15,402	$312,475
September 30, 2011	$272,397	$28,789	$21,110	322,296